EXHIBIT 99.5

YUME REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Announces Executive and Board Changes and Restructuring Plan to Improve Profitability

Board of Directors’ Special Committee to Explore Strategic Alternatives, Engages Deutsche Bank as Financial Advisor

Redwood City, Calif. – November 9, 2016 – YuMe, Inc. (NYSE: YUME), the global audience technology company powered by data-driven insights and cross-screen expertise, today announced its financial results for the third quarter ended September 30, 2016. The Company also announced the transition of its CEO and Chairman of the Board roles, a restructuring plan to improve profitability, and that its Board of Directors’ special committee of independent directors will explore and evaluate a range of strategic alternatives to enhance shareholder value.

Financial highlights for the third quarter of 2016 include:

●	Revenue of $35.0 million, compared to $38.9 million in the third quarter of 2015 (Q3 2015);
●	Revenue from top 20 advertising customers of $15.8 million, an increase of 7% from Q3 2015;
●	Mobile and connected television impressions accounted for 43% of revenue, compared to 32% of revenue in Q3 2015;
●	Gross margin of 48.4%, compared to 44.8% in Q3 2015;
●	Net loss of $4.5 million, or $0.13 per diluted share, compared to a net loss of $6.5 million, or $0.19 per diluted share, in Q3 2015;
●	Adjusted EBITDA[1] loss of $0.7 million, compared to an adjusted EBITDA loss of $2.8 million in Q3 2015;
●	$63.7 million in cash, cash equivalents and marketable securities and no debt as of September 30, 2016;
●	Repurchased approximately 1.6 million shares of its common stock to date for $5.8 million.

Executive and Board of Directors Changes, Restructuring Plan Announced

The Company announced today that Jayant Kadambi will no longer serve as YuMe’s Chairman of the Board and Chief Executive Officer, effective immediately. Mr. Kadambi will remain on the Board. Additionally, Jim Soss, Executive Vice President and General Manager, North America, and Hardeep Bindra, Executive Vice President, Operations, will no longer be employed at YuMe, effectively immediately.

YuMe’s Board of Directors has named Paul Porrini to the role of Interim CEO. Mr. Porrini most recently served as the Company’s Executive Vice President, General Counsel and Secretary, and has led YuMe’s legal and human resources functions since July 2012. Prior to joining YuMe, Mr. Porrini served in leadership roles at Hewlett-Packard Company and Bluestone Software, a web application server company. Michael Hudes, a member of YuMe’s executive staff since 2010, has been named Executive Vice President, Chief Revenue Officer, and will lead the Company’s global sales, business development and revenue operations teams. Ayyappan Sankaran, a co-founder, will remain as Executive Vice President, Chief Technology Officer, and will remain on the Board. Tony Carvalho will remain as Executive Vice President, Chief Financial Officer. Messrs. Carvalho, Hudes and Sankaran will report to Mr. Porrini.

Additionally, the Board of Directors has appointed Eric Singer, a current independent Board member and managing member of VIEX Capital, the largest shareholder in the Company, to the role of Chairman.

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude income taxes, interest, depreciation and amortization, stock-based compensation and non-recurring proxy contest and restructuring expenses. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Mr. Singer commented, “We appreciate Jayant’s efforts and passion for the business, and we wish him well in his new endeavors. We also would like to thank Jim and Hardeep for their service to the Company. The Board believes Paul has the leadership skills to help YuMe reinvigorate growth, leverage its core software and data management platform, and further improve operating efficiencies. We look forward to working with him and his team.”

Mr. Porrini commented, “I am honored to lead YuMe’s talented and experienced team. In the third quarter, we exceeded our gross margin and our operating expense improvement goals and grew our programmatic channel revenue, but execution issues in the back-half of the quarter resulted in lower-than-expected revenue and adjusted EBITDA. Our strong gross margin performance illustrates the strength of our platform, and our top priorities are to unlock the value of this strategic asset by improving our business fundamentals while exploring a range of strategic alternatives.”

The Board of Directors also approved a restructuring plan to further reduce costs and improve the Company’s profitability. The plan includes the executive changes stated above, real estate consolidation and other workforce changes. This plan, combined with additional cost saving initiatives, is expected to reduce incremental fourth quarter operating expenses by approximately $2.0 million compared to the third quarter of 2016. The Company expects fourth quarter 2016 results to include a $1.5 million charge related to the restructuring plan. The Company anticipates these current initiatives to result in annual cost savings of approximately $6.0 million in 2017, and expects to achieve additional cost savings in 2017 from future initiatives.

Special Committee Update

On September 14, 2016, YuMe disclosed that its Board of Directors had formed a special committee of independent directors, and that it was in the process of selecting a financial advisor. Today, the Company is announcing its Board has initiated a strategic alternatives review process to enhance shareholder value and has selected Deutsche Bank as the Company’s financial advisor.

This review may result in the Company pursuing value-enhancing initiatives as an independent company, a sale of the Company, a merger with another party, or another strategic transaction involving some or all of the assets of the Company. There can be no assurance that this process will result in any strategic alternatives being announced or consummated. The Company has not set a timetable for completion of this review process, and it does not intend to discuss or disclose further developments during this process unless and until the Board has approved a specific action or otherwise determined that further disclosure is appropriate or required by law.

Share Repurchase Program Update

For the three month period ended September 30, 2016, the Company acquired approximately 636,500 shares of its common stock for $2.25 million, at an average price per share of $3.53. From October 1, 2016 to date, the Company acquired approximately 213,000 shares of its common stock for $0.8 million, at an average price per share of $3.84. Since announcing its $10 million share repurchase program on February 18, 2016 to date, the Company has acquired approximately 1.58 million shares of its common stock for $5.8 million, at an average price per share of $3.67.

Business Outlook

Given its renewed focus on lowering its cost structure to improve profitability, the Company is now only providing adjusted EBITDA guidance. For the fourth quarter of 2016, the Company expects adjusted EBITDA in the range of $3.0 million and $6.0 million. Adjusted EBITDA guidance includes the impact of the $2.0 million expected sequential cost saving from its restructuring plan and other cost saving initiatives, and excludes the impact of an associated $1.5 million charge the Company expects to take in the fourth quarter.

Conference Call and Webcast Information

Senior management will host a conference call at 5:00 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (866) 393-4306 or (734) 385-2616. A replay will be available through Wednesday, November 16 at (855) 859-2056 or (404) 537-3406. (Conference ID: 94737721). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of global audience technologies, curating relationships between brand advertisers and consumers of premium video content across a growing range of connected devices. Combining data-driven technologies with deep insight into audience behavior, YuMe offers brand advertisers end-to-end marketing software that establishes greater brand resonance with engaged consumers. It is the evolution of brand advertising for an ever-expanding video ecosystem. YuMe is headquartered in Redwood City, CA., with additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook.

YuMe is a trademark of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to our Business Outlook, statements about our growth strategy, potential merger and acquisition activity, impact of management changes, our operating results, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include adaption to new, changing and competitive technologies and trends in a dynamic market, changes to our management, our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in YuMe’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income (loss), excluding income taxes, interest, depreciation and amortization, stock-based compensation and non-recurring proxy contest and restructuring expenses. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect that the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of September 30, 2016	As of December 31, 2015
Assets		(1)
Current assets:
Cash and cash equivalents	$31,169	$17,859
Marketable securities	31,280	30,600
Restricted cash	—	292
Accounts receivable, net	44,769	67,131
Prepaid expenses and other current assets	4,848	3,978
Total current assets	112,046	119,860
Marketable securities, long-term	1,250	11,724
Property, equipment and software, net	13,015	12,110
Goodwill	3,902	3,902
Intangible assets, net	163	659
Restricted cash, non-current	728	403
Deposits and other assets	592	416
Total assets	$131,696	$149,074

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,039	$12,080
Accrued digital media property owner costs	14,219	17,155
Accrued liabilities	12,956	16,767
Deferred revenue	214	214
Capital lease	8	—
Total current liabilities	36,436	46,216
Capital lease, non-current	15	—
Other long-term liabilities	675	77
Deferred tax liability	20	178
Total liabilities	37,146	46,471

Stockholders’ equity:
Common stock	36	34
Treasury stock	(4,966)	—
Additional paid-in-capital	157,445	150,001
Accumulated deficit	(57,715)	(47,167)
Accumulated other comprehensive loss	(250)	(265)
Total stockholders’ equity	94,550	102,603
Total liabilities and stockholders’ equity	$131,696	$149,074

(1) The condensed consolidated balance sheet as of December 31, 2015 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$34,953	$38,870	$114,861	$119,418
Cost of revenue (1)	18,050	21,470	58,642	66,172
Gross profit	16,903	17,400	56,219	53,246
Operating expenses:
Sales and marketing (1)	12,730	14,888	40,144	45,423
Research and development (1)	2,850	2,961	8,462	8,104
General and administrative (1)	5,877	5,901	17,954	17,772
Total operating expenses	21,457	23,750	66,560	71,299
Loss from operations	(4,554)	(6,350)	(10,341)	(18,053)
Interest and other income (expense), net
Interest expense	(1)	(3)	(6)	(6)
Other income (expense), net	26	(137)	(146)	(136)
Total interest and other income (expense), net	25	(140)	(152)	(142)
Loss before income taxes	(4,529)	(6,490)	(10,493)	(18,195)
Income tax expense (benefit)	(65)	44	55	170
Net loss	$(4,464)	$(6,534)	$(10,548)	$(18,365)

Net loss per share:
Basic	$(0.13)	$(0.19)	$(0.31)	$(0.55)
Diluted	$(0.13)	$(0.19)	$(0.31)	$(0.55)
Weighted-average shares used to compute net loss per share:
Basic	34,314	34,071	34,524	33,626
Diluted	34,314	34,071	34,524	33,626
(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenue	$49	$64	$144	$245
Sales and marketing	706	729	2,152	2,655
Research and development	304	299	924	819
General and administrative	1,078	1,032	3,418	3,015
Total stock-based compensation	$2,137	$2,124	$6,638	$6,734

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(4,464)	$(6,534)	$(10,548)	$(18,365)
Adjustments:
Interest expense	1	3	6	6
Income tax expense	(65)	44	55	170
Depreciation and amortization expense	1,682	1,567	5,090	4,294
Stock-based compensation expense	2,137	2,124	6,638	6,734
Proxy contest expenses	—	—	815	—
Total Adjustments	3,755	3,738	12,604	11,204
Adjusted EBITDA	$(709)	$(2,796)	$2,056	$(7,161)